Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, TX 78701 512.485.9530 Fax: 512.485.9531 www•astrotechcorp•com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 FINANCIAL RESULTS

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GAAP results: net loss of $1.3 million, or $(0.07) per diluted share for the quarter ended June 30, 2012 and net loss of $2.7 million, or $(0.15) per diluted share, for the year ended June 30, 2012*

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EBITDA loss of $0.8 million for the quarter ended June 30, 2012 and $0.6 million for the year ended June 30, 2012*

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Astrotech Space Operations (“ASO”) supported the processing of eight missions during fiscal year ended June 30, 2012

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Astrotech works to reduce controllable costs, lowering SG&A by $1.3 million versus fiscal year 2011, allowing for investment in the ASO core business and growth initiatives at Spacetech

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1st Detect introduces the MMS-1000™ Miniature Mass Spectrometer and completes its first product sale during fiscal year ended June 30, 2012

*These figures include a one-time $0.7 million reserve against notes receivable included in other expense.

Austin, Texas, September 28, 2012 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services and products, today announced financial results for its fourth quarter and fiscal year ended June 30, 2012.

“We are excited to report solid financial results for our fourth quarter and fiscal year ended June 30, 2012. Our financial performance is tracking to our new growth initiatives and we are excited by the evolving mix of business between our core satellite processing business and new business initiatives within Spacetech,” said Carlisle Kirkpatrick, CFO of Astrotech Corporation. “Our ASO subsidiary continues to provide the world’s finest satellite processing facilities and services and serves as the corporation’s financial foundation for future investments in our Spacetech programs. Our 18-month rolling backlog remains strong at $32.3 million and represents a solid mix of both repeat and new business.”

"Our long held strategy to fully support our ASO subsidiary by meeting the needs of our customers with state-of-the-art facilities continues to perform as expected. We are also growing ASTC value by investing in our Spacetech initiatives.” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “1st Detect recently introduced its mini-mass spectrometer, the MMS-1000™, and we will continue to expand our product offering by specifically tuning our instrument and directing our sales force towards both established and new markets."

Fourth Quarter Results

The Company posted a fourth quarter fiscal year 2012 net loss of $1.3 million, or $(0.07) per diluted share on revenue of $7.6 million compared with a fourth quarter fiscal year 2011 net loss of $1.8 million, or $(0.10) per diluted share on revenue of $4.5 million.

Fiscal Year Results

Astrotech’s net loss for the fiscal year ended June 30, 2012 was $2.7 million or $(0.15) per diluted share on revenue of $26.1 million compared to the fiscal year ended June 30, 2011 net loss of $5.0 million, or $(0.28) per diluted share on revenue of $20.1 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $32.3 million at June 30, 2012. The majority of the backlog at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, and transport and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and Vandenberg Air Force Base locations.

Our Spacetech business unit introduced the MMS-1000™ to market in March 2012, the first commercial product offering of the miniature mass spectrometer initially designed for the sophisticated laboratory professional.  The MMS-1000™ is a compact, high performance instrument capable of rapid MS/MS detection of trace levels of volatile compounds in less than five seconds. The MMS-1000™ provides a versatile platform that can be used in various applications in the security and industrial markets.

Financial Position and Liquidity

Working capital was $4.8 million as of June 30, 2012, which included $10.2 million in cash and cash equivalents and $1.9 million of accounts receivable.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Revenue	$7,609	$4,482	$26,138	$20,149
Cost of revenue	5,986	3,602	18,790	13,668
Gross profit	1,623	880	7,348	6,481
Operating expenses:
Selling, general and administrative	1,616	2,035	7,067	8,402
Research and development	592	872	2,571	3,834
Total operating expenses	2,208	2,907	9,638	12,236
Loss from operations	(585)	(2,027)	(2,290)	(5,755)
Interest and other expense, net	(824)	(71)	(1,026)	(279)
Loss before income taxes	(1,409)	(2,098)	(3,316)	(6,034)
Income tax benefit (expense)	—	69	(17)	53
Net loss	(1,409)	(2,029)	(3,333)	(5,981)
Less: Net loss attributable to noncontrolling interest*	(134)	(217)	(620)	(998)
Net loss attributable to Astrotech Corporation	$(1,275)	$(1,812)	$(2,713)	$(4,983)

Net income (loss) per share attributable to Astrotech Corporation, basic	$(0.07)	$(0.10)	$(0.15)	$(0.28)
Net income (loss) per share attributable to Astrotech Corporation, diluted	$(0.07)	$(0.10)	$(0.15)	$(0.28)

*

Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the June 30, 2012 10-K filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,
	2012	2011
Assets
Cash and cash equivalents	$10,177	$14,994
Accounts receivable, net of allowance	1,926	2,429
Prepaid expenses and other current assets	592	963
Total current assets	12,695	18,386
Property and equipment, net	37,270	38,418
Long term note receivable, net of reserve	—	675
Other assets, net	84	141
Total assets	$50,049	$57,620

Liabilities and Stockholders’ Equity
Current liabilities	$7,875	$13,366
Long-term liabilities	6,042	6,696
Stockholders’ equity	36,132	37,558
Total liabilities and stockholders’ equity	$50,049	$57,620

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
EBITDA	$(829)	$(1,431)	$(589)	$(3,485)
Depreciation & amortization	514	610	2,456	2,315
Interest expense	66	57	271	234
Income tax expense (benefit)	—	(69)	17	(53)
Net loss	(1,409)	(2,029)	(3,333)	(5,981)
Net loss attributable to noncontrolling interest	(134)	(217)	(620)	(998)
Net loss attributable to Astrotech Corporation	$(1,275)	$(1,812)	$(2,713)	$(4,983)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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